Exhibit 99.1

2009 ANNUAL GENERAL MEETING OF STOCKHOLDERS AND APPOINTMENT OF NEW DIRECTOR

LONDON— April 21, 2009 – CTC Media, Inc. (NASDAQ: CTCM), Russia’s leading independent media company, announces that all resolutions proposed at CTC Media’s 2009 Annual General Meeting, held yesterday, have been passed.

Stockholders re-elected four members to the Board of Directors, each for a three-year term: Hans-Holger Albrecht, Peter Aven, Charles Burdick and Alexander Rodnyansky.

The stockholders approved the Company’s 2009 Stock Incentive Plan and the reservation of 7,800,000 shares of the Company’s common stock for issuance pursuant to the plan. No stock options have yet been granted under the plan.

Stockholders also ratified the selection of Ernst & Young LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

At the Board of Directors meeting that immediately followed the stockholders’ meeting, Lev Khasis, Chief Executive Officer of X5 Retail Group, was appointed as a member of the Board of CTC Media to replace Elena Grechina, Senior Vice President of Alfa Bank, who has resigned from the Board. Mr. Khasis has been designated to serve on the Board by Alfa CTC Holdings Limited (“Alfa”), an affiliate of Alfa Bank, pursuant to the terms of a stockholders’ agreement among the principal stockholders of the Company. Ms. Grechina will continue to assist with the management of Alfa’s interest in CTC Media. CTC Media’s Board of Directors is currently made up of 10 members, three of whom, pursuant to the stockholders’ agreement, are designated by Alfa and three by MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB.

The current composition of the CTC Media Board of Directors is as follows:

Hans-Holger Albrecht (Co-Chairman of the Board, current term expires 2012)

Peter Aven (Co-Chairman of the Board, current term expires 2012)

Tamjid Basunia (current term expires 2011)

Charles J. Burdick (current term expires 2012)

Irina Gofman (current term expires 2011)

Kaj Gradevik (current term expires 2010)

Lev Khasis (current term expires 2010)

Werner Klatten (current term expires 2010)

Alexander Rodnyansky (current term expires 2012)

Oleg Sysuev (current term expires 2011)

Notes to Editors:

Lev Khasis is the CEO and the Chairman of the Management Board of X5 Retail Group. Before the merger between “Perekrestok” and “Pyaterochka” in May 2006, Mr. Khasis served as the Chairman of the Perekrestok Supervisory Board. Mr. Khasis has held a number of senior Board and management positions, including Chairman of the Board of “Trade House GUM”, and Chairman of the Board of “Trade House TsUM”. Since February 2008, Mr. Khasis has served as the Chairman of the Russian Association of Companies of Retail Trade (ACORT). Mr. Khasis holds a PhD in Economics, a PhD in Law and a PhD in Technology.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia. It owns and operates the CTC television network, with signal carried by more than 350 affiliate stations, including 20 owned-and-operated stations; the Domashny television network, with signal carried by over 250 affiliate stations, including 12 owned-and-operated stations; and the DTV television network, with signal carried by affiliate stations including 4 owned-and-operated stations. CTC Media owns two TV content production companies, COSTAFILM and SOHO MEDIA, and operates Channel 31 in Kazakhstan and TV companies in Uzbekistan and Moldova. The company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”.

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For further information, please visit www.ctcmedia.ru or contact:

Investor Relations

Ekaterina Ostrova

Ekaterina Tsukanova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Ekaterina Osadchaya

Angelika Larionova

Tel: +7 495 785 6333

pr@ctcmedia.ru

Certain statements in this press release that are not based on historical information are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by such forward-looking statements include, among others, risks to the world economy, the Russian economy and the Russian advertising market, and developments that may affect our ability to deliver audience share, particularly in primetime, to our advertisers. Risks related to our business generally are described in the “Risk Factors” section of CTC Media’s most recent annual report on Form 10-K filed with the SEC. You are cautioned not to place undue reliance on any forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.